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                                                                       EXHIBIT 2

To:     Bank of China, Hong Kong Branch
        1 Garden Road Central
        Hong Kong


Date:   December 13, 2000


Dear Sirs,

                Re: Schedule for Deed of Charge Over Securities
                  Dated:
                -----------------------------------------------

I/We refer to the above-named Deed of Charge Over Securities executed by me/us in your favour. Words used herein shall have the same meaning as used in the above-named Deed.

I/We hereby IRREVOCABLY certify that the following Securities are deposited with and charged to you as security pursuant to the above-named Deed, namely:-

Name of Securities          Description/Identification        Qty/No. of Shares
------------------          --------------------------        -----------------
Tramford International       Common Stock                             974,576
Limited



Yours faithfully,

Name CMEC Ceramics Holdings Limited              Signature
     -----------------------------------------             ---------------------

Name                                             Signature
     -----------------------------------------             ---------------------

Name                                             Signature
     -----------------------------------------             ---------------------

*(Delete whichever is inapplicable)



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